Exhibit 99.1


              ARTISOFT, INC. RELEASES RESULTS FOR FISCAL YEAR 2002 FOURTH QUARTER REFLECTS STRONG GROWTH IN TELEVANTAGE SALES

CAMBRIDGE, MASS. - AUGUST 8, 2002 - Artisoft, Inc. (NASDAQ: ASFT), developer of the first software-based phone system, today reported its financial results for the fiscal year and fourth quarter ended June 30, 2002.

For the fourth quarter of fiscal year 2002, Artisoft reported net sales of $1.5 million and a net loss of $1.8 million or $.11 per share. These results compare to net sales of $500,000 (including the effect of a reserve for channel inventory rotations that reduced revenue by $800,000) and a net loss of $2.9 million or $.18 per share for the third quarter of fiscal year 2002. Gross profit for the fourth quarter of fiscal year 2002 was 94% compared to 75% (or 91% excluding the effect of the inventory rotation reserve) in the third quarter of fiscal year 2002. Operating expenses were $3.2 million in both the fourth and third quarters.

For the fiscal year ended June 30, 2002, Artisoft reported net sales of $5.9 million and a net loss of $8.6 million, or $.72 per share. This compares to net sales of $7.5 million in fiscal year 2001 and a net loss of $12.8 million, or $.82 per share. The decline in annual revenue is attributable primarily to the company's discontinuation of sales of voice processing hardware, the completion of a product development contract with Intel in 2001, and a reserve for channel inventory rotations in 2002.

"We are pleased by the strong growth we achieved in TeleVantage sell-through licenses, which increased over 45% from the previous quarter," said Steve Manson, Artisoft's president and CEO. "We have seen a substantial increase in our sales pipeline over the past six months, including an increase in demand from large multi-site organizations who are looking to reduce the costs of managing their proprietary PBXs."

During the year, Artisoft extended its leadership position in the open systems communications market by strengthening its relationships with Intel Corporation and Toshiba America Information Systems; introducing several new highly acclaimed products; winning four new awards for technical excellence; and expanding its list of Open Communications Alliance partners to over 25 members. The company also successfully completed the transition of its business to focus exclusively on its TeleVantage software-based phone system product lines.

Artisoft enhanced its relationship with Intel by announcing a collaboration to integrate TeleVantage with a new generation of Intel telephony hardware, extending the range of customers that TeleVantage can support and opening up new market opportunities for both companies. In addition, Artisoft began initial shipments of its TeleVantage CTM Suite product, which is being preloaded on Intel's Converged Communications Platform. Artisoft's fourth quarter results do not include revenue that was anticipated from TeleVantage CTM Suite.

Artisoft also strengthened its OEM relationship with Toshiba, which is selling and supporting a re-branded version of TeleVantage, called Strata CS, through its extensive dealer channel. During the year, Artisoft completed integration between TeleVantage and Toshiba's popular Strata DK handsets, further enhancing the companies' ability to pursue this significant market opportunity. The companies recently extended their OEM agreement through the end of calendar year 2003.

In September 2001, Artisoft began shipping TeleVantage 4.0 and introduced TeleVantage Call Center, an add-on module that addresses the needs of the mid-size call center market. During the year, Artisoft also introduced TeleVantage Small Office Edition, a turnkey bundled solution that provides small businesses with a sophisticated phone system at an affordable price, and several add-on products, including TeleVantage Call Classifier 2.0, which provides advanced call routing and agent scripting based on customer data, and TeleVantage Call Center Scoreboard 1.0, a tool for call center managers who need to closely monitor call center queue and agent performance.

TeleVantage also continued to be honored for technical excellence throughout the year with awards from industry leading publications, events and associations. In 2002, TeleVantage received "Product of the Year" from COMMUNICATIONS SOLUTIONS Magazine, "Editors Choice" from CUSTOMER INTER@CTION SOLUTIONS Magazine, "Best of Show" for Communications Solutions Expo, and the CompTIA "Technology Award for Convergence." Since its introduction in 1998, TeleVantage has been bestowed with over 30 industry awards.

Artisoft expanded its Open Communications Alliance by forging relationships with leading technology vendors in the CRM, call center, Voice over IP, business automation and speech recognition fields. Digisoft Computers, iVoice, OnContact Software, Open Solutions, Polycom, SBS Technologies, Sitara Networks, Spectrum Corp., and ThinkDirectMarketing are each collaborating with Artisoft to deliver standards-based communications solutions with TeleVantage as the focal point.

"2002 was an important year in Artisoft's history, as we completed our transition to an open systems communications software company; strengthened our relationships with key partners; and enhanced our products, making them more attractive to large organizations and expanding our market opportunity," said Manson. "In the coming year, we expect the shift from proprietary PBXs to open systems to accelerate, driving strong growth in Artisoft's revenues."

Artisoft will hold a conference call at 4:45 EDT today to discuss the fourth quarter and fiscal year 2002 results. A live Webcast will be available at www.artisoft.com.

                                       ###

ABOUT ARTISOFT
Artisoft, Inc. is a leading developer of open, software-based telephone systems that bring together voice and data for more powerful and productive communications. Designed specifically for small to midsize businesses, corporate branch offices, and call centers, Artisoft's TeleVantage delivers greater functionality, flexibility and value than proprietary PBXs. Artisoft's innovative software products have received more than 30 industry awards including "Product of the Year," "Best of Show," and "Editors' Choice" by
NETWORK MAGAZINE, COMMUNICATIONS SOLUTIONS EXPO and CUSTOMER INTER@CTION SOLUTIONS MAGAZINE. The company distributes its products and services worldwide through a dedicated and growing channel of authorized resellers. For more information, please call 800-914-9985 or visit our website, http://www.artisoft.com.


Artisoft and TeleVantage are registered trademarks of Artisoft, Inc. All other company and product names mentioned may be trademarks or registered trademarks of the respective companies with which they are associated.

FORWARD-LOOKING STATEMENTS:
This release contains forward-looking statements based on current expectations or beliefs, as well as a number of assumptions about future events, and these statements are subject to important facts and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements in this release address a variety of subjects including, for example, Artisoft's financial results, management's strategies and Artisoft's products and strategic alliances. The following factors, among others, could cause actual results to differ materially from those described in these forward- looking statements: The availability of additional financing on terms acceptable to the Company or at all, the impact of competitive products and pricing, product demand and market acceptance risks, the presence of competitors with greater financial resources, product development and commercialization risks, costs associated with integration and administration of acquired operations, capacity and supply constraints or difficulties and other factors detailed in the Company's filings with the Securities and Exchange Commission including its recent filings on Forms 10-K.


FOR ADDITIONAL INFORMATION, CONTACT:
FINANCIAL COMMUNITY:                          MEDIA COMMUNITY:
Michael O'Donnell                             Mary Ellen Collins
617-354-0600 x228                             617-354-0600 x342
modonnell@artisoft.com                        mcollins@artisoft.com

TABULAR INFORMATION FOLLOWS:

                         ARTISOFT, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except share and per share amounts)

                                               THREE MONTHS ENDED     TWELVE MONTHS ENDED
                                                    JUNE 30,                JUNE 30,
                                                2002        2001        2002        2001
                                              --------    --------    --------    --------
                                              UNAUDITED   Unaudited    AUDITED     Audited
Net revenue:
  Product                                     $  1,474    $    916       5,832    $  5,041
  Services                                          --         616          20       2,423
                                              --------    --------    --------    --------
    Total net revenue                            1,474       1,532       5,852       7,464

Cost of sales:
  Product                                           83         255         870       1,558
  Services                                          --         340          12       1,695
                                              --------    --------    --------    --------
    Total cost of sales                             83         595         882       3,253

Gross profit:
  Product                                        1,391         661       4,962       3,483
  Services                                          --         276           8         728
                                              --------    --------    --------    --------
    Total gross profit                           1,391         937       4,970       4,211

Operating expenses:
  Sales and marketing                            1,483       1,587       5,893       8,884
  Product development                              755         891       3,486       3,691
  General and administrative                       957       1,082       4,414       4,922
                                              --------    --------    --------    --------
    Total operating expenses                     3,195       3,560      13,793      17,497
                                              --------    --------    --------    --------

Loss from operations                            (1,804)     (2,623)     (8,823)    (13,286)

Other income, net                                   29          76         188         530
                                              --------    --------    --------    --------

    Net loss                                    (1,775)     (2,547)     (8,635)    (12,756)
                                              --------    --------    --------    --------

Dividend to Series B preferred stock                            --      (2,766)         --

Loss applicable to common stock               $ (1,775)   $ (2,547)    (11,401)   $(12,756)
                                              ========    ========    ========    ========

Net loss per common stock-Basic and Diluted   $  (0.11)   $  (0.16)      (0.72)   $  (0.82)
                                              ========    ========    ========    ========

Weighted average common shares outstanding-
  Basic and Diluted                             15,782      15,728      15,760      15,476
                                              ========    ========    ========    ========

                         ARTISOFT, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    (in thousands, except per share amounts)

                                                                     JUNE 30,     JUNE 30,
                                                                       2002         2001
                                                                    ---------    ---------
                                                                     AUDITED      Audited
ASSETS

Current Assets:
  Cash and cash equivalents                                         $   6,020    $   5,801
  Receivables:
    Trade accounts, net of allowances of $118 and $249                  1,199          972
      at June, 2002 and June 2001, respectively
    Other receivables                                                      --           27
  Inventories                                                              14          674
  Prepaid expenses                                                        274          500
                                                                    ---------    ---------
        Total current assets                                            7,507        7,974
                                                                    ---------    ---------

Property and equipment                                                  3,480        3,331
  Less accumulated depreciation and amortization                       (2,682)      (1,943)
                                                                    ---------    ---------
        Net property and equipment                                        798        1,388
                                                                    ---------    ---------

Other assets                                                              257          187
                                                                    ---------    ---------

                                                                    $   8,562    $   9,549
                                                                    =========    =========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                                  $     376    $     682
  Accrued liabilities                                                   1,569        1,424
  Deferred revenue                                                        578          168
  Reserve for Stock Rotation                                              940          484
                                                                    ---------    ---------
        Total current liabilities                                       3,463        2,758
                                                                    ---------    ---------

Commitments and contingencies                                              --           --

Shareholders' equity:
  Preferred stock, $1.00 par value. Authorized 11,433,600 shares;
    issued 2,800,000 Series B shares at June 30, 2002                   2,800           --
  Common stock, $.01 par value. Authorized 50,000,000 shares;
    issued 29,166,613 shares at June 30, 2002
    and 29,051,168 at June 30, 2001                                       292          291
  Additional paid-in capital                                          106,459      102,318
  Accumulated deficit                                                 (34,668)     (26,034)
  Less treasury stock, at cost, 13,320,500 shares at June 30,
    2002 and June 30, 2001                                            (69,784)     (69,784)
                                                                    ---------    ---------
        Net shareholders' equity                                        5,099        6,791
                                                                    ---------    ---------
                                                                    $   8,562    $   9,549
                                                                    =========    =========